EXHIBIT 5.1

              Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to
                the validity of the Common Stock being registered


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                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                ATTORNEYS AT LAW
                               1301 K STREET, N.W.
                                 SUITE 700 EAST
                             WASHINGTON, D.C. 20005
                                 (202) 434-4660
                            FACSIMILE: (202) 434-4661

                                                     WRITER'S DIRECT DIAL NUMBER


November 20, 1998

Board of Directors
Thistle Group Holdings, Co.
6060 Ridge Avenue
Philadelphia, Pennsylvania  19128

         RE:      Registration Statement on Form S-8:
                  Thistle Group Holdings, Co. 1992 Stock Option Plan Thistle Group Holdings, Co. 1994 Stock Option Plan

Gentlemen:

     We have acted as special counsel to Thistle Group Holdings, Co., a Commonwealth of Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 222,064 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued upon the exercise of options granted or which may be granted under the Thistle Group Holdings, Co. 1992 Stock Option Plan and the Thistle Group Holdings, Co. 1994 Stock Option Plan (collectively referred to herein as the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

     We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the exercise of options granted under and in accordance with the terms of the Plans will be duly and validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included under the caption "Legal Opinion" in the Prospectus which is a part of the Registration Statement.

                                        Sincerely,



                                        /s/Malizia, Spidi, Sloane & Fisch, P.C.
                                        Malizia, Spidi, Sloane & Fisch, P.C.